Exhibit (g)(3)

                        AMENDMENT TO CUSTODLAN CONTRACT

       Amendment dated February 28, 2000, to the custody contract, dated April 21, 1983, as amended, by and between State Street Bank and Trust Company (the "Custodian") and Nvest Tax Exempt Money Market Trust (formerly New England Tax Exempt Money Market Trust and NEL Tax Exempt Money Market Trust) (the "Fund") (the "Custodian Contract").

       In consideration of the promises and covenants contained herein, the Custodian and the Fund hereby agree to amend and replace Section 5.A. of the Custodian Contract as follows:

5.A.     Proper Instructions
         -------------------

Proper Instructions as used throughout this Contract means a writing signed or initialed by one or more person or persons as the Board of Trustees shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed in writing. Proper Instructions may include communications effected directly between electro-mechanical or electronic devices; provided that the Fund has followed any security procedures agreed to from time to time by Fund and the Custodian, including, but not limited to, the security procedures selected by the Fund in the Funds Transfer Agreement.

       IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and on its behalf by its duly authorized representative.

                                        NVEST TAX EXEMPT MONEY MARKET TRUST

                                        By:  /s/ Neal Litvack
                                             ----------------------------
                                        Its: President
                                             ----------------------------


                                        STATE STREET BANK AND TRUST COMPANY

                                        By:  /s/ Donald E. Logue
                                             ----------------------------
                                        Its: Vice Chairman
                                             ----------------------------